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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report (Date of earliest event reported) September 24, 1996
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(September 17, 1996)
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                     Superior National Insurance Group, Inc.
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             (Exact name of registrant as specified in its charter)

         California                 0-25984                  95-3994873
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        (State or other            (Commission              (I.R.S. Employer
         jurisdiction               File Number)             Identification No.)
         of incorporation)

        26601 Agoura Road, Calabasas, California            91302
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        (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code     (818) 880-1600
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         (Former name or former address, if changed since last report.)


                                                 Exhibit Index Appears on Page 5
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ITEM 5.

                  The Board of Directors of Superior National Insurance Group, Inc. (the "Company") have adopted resolutions in connection with the preservation of the full availability of the Company's net operating loss carry forwards ("NOLs") under Section 382 of the Internal Revenue Code of 1986, as amended. As of December 31, 1995, the Company held $82,112,508 of NOLs which could be applied to reduce future income taxes payable by the Company, which begin to expire in material amounts in 2006.

                  Section 382 of the Code limits the use of losses and other tax benefits by a Company that has undergone an "ownership change" as defined in
Section 382. Generally, an ownership change occurs if one or more shareholders, each of whom owns 5% or more in value of the Company's common stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. Certain constructive ownership rules attribute ownership of stock to the ultimate beneficial owner thereof. Other rules may result in the treatment of options or warrants as exercised if such treatment would result in an ownership change. Transactions in the public markets among shareholders owning less than 5% of the common stock are not included in the calculation, but acquisitions by a shareholder causing that person to become a 5% or more shareholder are treated as a 5 percentage point change in ownership, regardless of the size of the purchase which caused the threshold to be exceeded. As examples, if a single shareholder owning 10% of the common stock of the Company acquired an additional 50% of the common stock in a three-year period, a change of ownership would occur. Similarly, if ten persons, none of whom owned 5% or more of the common stock at the beginning of the period, each became an owner of at least 5% of the Company's common stock within the three-year period, an ownership change would have occurred.

                  If an ownership change of the Company were to occur, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs or other carryovers existing (or "built-in") prior to such ownership change could not exceed the product obtained by multiplying (i) the aggregate value of the Company's stock immediately prior to the ownership change (with certain adjustments) by (ii) the federal long term tax exempt rate (currently 5.8%). Because the value of the Company's stock as well as the federal long term tax exempt rate, fluctuate, it is impossible to state exactly the annual limitation upon the amount of taxable income of the Company that could be offset by such NOLs if an ownership change were to occur in the near future. However, at current values and rates an ownership change would result in the Company having available only about $1.5 million of NOLs for each year of the NOLs remaining life. As the Company's NOLs begin to expire in material amounts in ten years, an ownership change at the current value of the Company's stock would mean that the Company would lose the availability of a very substantial portion of its existing NOLs.

                  On September 17, 1996, the Company entered into an agreement with Insurance Partners, L.P., a Delaware Limited Partnership, Insurance Partners Offshore (Bermuda), L.P., a Bermuda Limited Partnership (together, "IP"), and certain other persons who will enter into stock subscription agreements with the Company at a later date (the "Subscribing Shareholders"), whereby IP and the Subscribing Shareholders will make an equity investment in the Company by purchasing Common Stock of the Company for $18,000,000, less certain fees and expenses (the "Stock Purchase Agreement"). The proceeds to the Company from the Stock Purchase Agreement would be applied to financing of the Company's $54,000,000 acquisition of Pac Rim Holding Corporation, and the closing of the Stock Purchase Agreement is conditioned upon all conditions for the closing of the Pac Rim acquisition having been met. Management believes that if consummated, the Stock Purchase Agreement would result in the Company having undergone changes in aggregate percentage ownership, as defined in Section 382, such that any additional 5% increment in change of aggregate ownership occurring in the two-year period following the consummation of the Stock Purchase Agreement would result in an ownership change, which in turn would result in a dramatic reduction in the availability of the NOLs to the Company under Section
382. Management believes that such a reduction would have a negative impact on the Company's earnings per share and on the market for the Company's common stock.


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                  The Board of Directors therefore approved in principle an
amendment to the Articles of Incorporation of the Company which would, as contemplated, effectively prevent any new "5% change of ownership" as defined by
Section 382. In particular, the proposed amendment would require that any shareholder not yet controlling 5% of the Company's outstanding common stock be divested of any portion such shareholder acquires in excess of 4.90% of the Company's common stock. In addition, any new acquisitions of shares by current 5% holders of the Company's outstanding common stock would be prevented by similar divestiture provisions. The amendment would expire after three years. Management believes it may be necessary for the Company to reincorporate in the State of Delaware in order to effectively implement the proposed amendment.

                  In order for the proposed amendment to have the desired effect of preventing a 50% change of ownership from occurring under Section 382, and in order to consummate the transaction with IP and the Subscribing Shareholders under the terms currently contemplated, the Company may not undergo a 5% change of ownership during the period before its Articles of Incorporation are amended (or the Company is reincorporated under a charter containing such provisions), which amendment or reincorporation requires the approval of its shareholders. The Company has therefore taken steps to inform the public markets of the consequences of a 5 percentage point change in ownership: the Company could either (1) lose the ability to fully utilize its NOLs, or (2) be forced to restructure or abandon its equity financing arrangements. A 5 percentage point change could occur if any 5% or more shareholder of the Company (other than as contemplated by the Stock Purchase Agreement) were to acquire additional shares, or if any person not currently a 5% shareholder acquires a number of shares of the Company's common stock such that such person would become a holder of 5% or more of the common stock. This Form 8-K is filed as part of the Company's plan to inform the public of this situation. In addition, (1) the proposed amendment was discussed in the Company's press release describing the Pacific Rim acquisition and the financing commitments, including the IP Agreement obtained in connection therewith; (2) the Company has contacted Market Makers in its stock to inform them of this situation; (3) the Company plans to hold a conference call with analysts who follow the Company's stock, and discuss the
Section 382 issues with them in that conference call; and (4) the Company has requested that its counsel write to its current 5% shareholders and inform them of the Section 382 issues. Such letter is attached to this Form 8-K as Exhibit 99.1.

ITEM 7.

                  (a)      Not applicable

                  (b)      Not applicable

                  (c)      Exhibits.

                           Exhibit 99.1 Letter to Shareholders Known to Hold 5% or More of the Company's
                                            Outstanding Common Stock


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  Date:  September 23, 1996

                                             SUPERIOR NATIONAL
                                                 INSURANCE GROUP, INC.

                                                      /s/ J. Chris Seaman
                                              By:
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                                                    J. Chris Seaman
                                                    Executive Vice President



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                                  EXHIBIT INDEX

    Exhibit
    Number                                            Description
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     99.1                          Letter to Shareholders Known to Hold 5%
                              or More of the Company's Outstanding Common Stock


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